CMA Multi-State Municipal Series Trust
Series Number: 4
File Number: 811-5011
CIK Number: 810598
CMA California Municipal Money Fund
For the Period Ending: 03/31/2003

Pursuant to Exemptive Order Release No. IC-18748 dated June 12, 1992, the following schedule enumerates the transactions with Merrill Lynch, Pierce, Fenner & Smith Inc., for the year ended March 31, 2003.

Purchases (In Thousands)

Transaction	Face	Security		Due
Date	Amount	Description	Rate	Date

06/03/2002	$22,134	San Diego UTD Port	1.35%	08/06/2002
08/26/2002	13,110	San Diego UTD Port	1.25	09/27/2002
08/29/2002	29,000	California Housing Resdl 150	1.58	02/01/2033
09/05/2002	17,000	California Housing Resdl 150	1.22	02/01/2033
09/20/2002	3,100	California Housing Resdl 150	1.53	02/01/2033
09/20/2002	3,600	California Housing Resdl 150	1.56	02/01/2035
09/20/2002	4,000	California Housing Resdl 150	1.56	02/01/2026
10/03/2002	20,000	Los Angeles California School	1.80	12/01/2017
10/22/2002	5,400	California Housing Resdl 150	1.76	02/01/2033
11/20/2002	17,800	California Housing Resdl 150	1.11	02/01/2026
11/20/2002	5,000	California Housing Resdl 150	1.08	02/01/2033
11/21/2002	3,100	California Housing Resdl 150	1.07	02/01/2033
11/27/2002	3,800	California Housing Resdl 150	1.08	02/01/2033
11/27/2002	21,440	Puerto Rico Commonwealth	1.02	12/01/2015
12/17/2002	35,900	California Housing Resdl 150	5.00	02/01/2033
12/27/2002	3,500	Los Angeles California School	1.72	12/01/2017
01/17/2003	2,500	California Housing Resdl 150	0.95	02/01/2035
01/23/2003	9,800	California Housing Resdl 150	0.91	02/01/2026
01/24/2003	15,000	California Housing Resdl 150	1.01	02/01/2026
02/11/2003	35,000	California Housing Resdl 150	1.04	02/01/2026
02/14/2003	3,000	California Housing Resdl 150	1.11	02/01/2026
02/25/2003	31,105	California Housing Resdl 150	1.04	02/01/2026
02/28/2003	7,000	California Housing Resdl 150	5.00	02/01/2033
03/04/2003	14,000	California Housing Resdl 150	0.94	02/01/2035
03/14/2003	4,200	California Housing Resdl 150	1.10	02/01/2033
03/24/2003	3,900	California Housing Resdl 150	1.12	02/01/2035
03/25/2003	22,260	California Housing Resdl 150	1.13	02/01/2032